CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Agreement”) is entered into this 1st day of April, 2007 by and between Justin McCormack, 15861 Seabec Circle, Pacific Palisades, CA, 90272, (hereinafter referred to as “Consultant”), and M Power Entertainment, Inc., a Delaware corporation, and its successors, affiliates and assigns, (hereinafter referred to as “Client”), (collectively referred to as the“Parties”) with reference to the following:

Preliminary Statement

A. The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant’s experience, skills, abilities, knowledge, and background to facilitate its operations, and to advise the Client in business and/or financial and merger/acquisition matters and is therefore willing to engage Consultant upon the terms and conditions set forth herein. Consultant desires to be assured, and Client desires to assure Consultant, that, if Consultant associates with Client and allocates its resources necessary to provide Client with its business advisory and consulting services, Consultant will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances.

Consultant agrees to be engaged and retained by Client and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. ENGAGEMENT, Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a business Consultant to Client and to render advice, consultation, information, and services to the Directors and/or Officers of Client regarding general business matters including, but not limited to the following:

1. 1
Brand Development. Assist Client in bringing Client's vision of eDOORWAYS to reality by using Consultant's past experiences in developing brands, affinity programs, and other vertical media extensions.

1.2	Creation of Media Platform. Work with Client to create a compelling media platform that will generate excitement and "buzz" across vertical communities and investor markets, alike.

1.3	Brand Objectives. Consultant agrees to pursue the following objectives, as stated herein and as identified in Consultant's original proposal dated March 19th, 2007:

1.3.a. Initiate brand development for eDoorways to include style guides (ubiquitous look and feel imagery) and templates for design, partnership and investment.
1.3.b. Oversee creation of eDoorways scaleable beta site based upon its original functional requirements document and feature set list.
1.3.c. Initiate four-pronged attack on specific vertical market growth areas and to establish a fertile environment for additional tiers to grow organically.

1.4	Brand Strategy. Consultant agrees to pursue the following strategy, as stated herein and as identified in Consultant's original proposal dated March 19th, 2007:

1.4.a. Engage and closely manage a top creative services group to design the initial logos and style guides for eDoorways and its vertical platforms. Focus on effective communication of concept, cost efficient design and concise packaging which serves the creative, business and overall investor objectives.
1.4.b. Engage and closely manage a top experiential web design group to design and initiate the eDoorways beta site. Focus will be on clear articulation of eDoorways concept, delivery of core feature sets, functionality and scaleable design.
1.4.c. Research and identify the most appropriate vertical markets for eDoorways launch based on existing web communities, endemic and non-endemic sponsor availability, traditional media and retail partner potential. Develop early partner packages and “ground floor” opportunities. Identify and engage / incentivise core “influencers” to seed the verticals.

1.5
Standard of Performance. Consultant shall devote such time and efforts to the affairs of the Client as is reasonably necessary to render the services contemplated by this Agreement. The time frame for completion of any work or task of Consultant provided for herein which requires Client to provide certain information to assist Consultant in completion of the work shall be extended (without effect upon any obligation of Client) until such time as Client has fully provided all information and cooperation necessary for Consultant to complete the work. The services of Consultant shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant, or other licensed professional. Consultant cannot guarantee results on behalf of Client, but shall use commercially reasonable efforts in providing the services listed above.

2.	COMPENSATION TO CONSULTANT

a. Monthly Retainer Fee. . Client shall pay Consultant a monthly retainer fee of fifteen thousand dollars ($15,000.00), the first of which payments (in the prorated amount of $30,000.00) shall be due and payable upon execution of this Agreement. Subsequent payments shall be due and payable on the first of each month following execution of this Agreement for the entire term of this Agreement.

b. Form of Retainer Fee Payment. For each monthly retainer fee payment, Consultant may elect to receive payment in the form of common stock of M Power Entertainment or its successor(s) rather than in a cash payment. In the event that Consultant elects to receive common stock, the issuance of said shares shall be registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration within five days of delivery of such stock to Consultant. The number of shares to be received by Consultant shall be calculated by dividing the amount of the monthly retainer fee payment ($15,000.00) by the average trading price for the five days prior to the date payment is due.

c. Reimbursement for Expenses, Consultant shall submit to Client a monthly invoice for all expenses incurred on Client’s behalf, as specified in Par. 2.1 below, Client agrees to reimburse Consultant for such expenses within ten (10) days from receipt of the statement.

2.1
Expenses. Client shall reimburse Consultant for reasonable expenses incurred in performing its duties pursuant to this Agreement (including, but not limited to printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone cell phone, entertainment, software and facsimile charges), pursuant to the terms of Par. 2(d) above.

2.2
Additional Fees. Client and Consultant shall mutually agree upon any additional fees that Client may pay in the future for services rendered by Consultant under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with “A.”

3.	INDEMNIFICATION.

3.1.
The Client agrees to indemnify and hold harmless Consultant against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by Consultant in the performance of his duties under this Agreement, or by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by Client or any of its agents, employees, or other representatives. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

4	CONFIDENTIALITY

4. 1
Consultant and Client each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. Consultant and Client shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through Consultant and Client respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

4.2
Consultant will not, either during its engagement by the Client pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another’s benefit any confidential information, knowledge, or data of the Client or any of its affiliates in any way acquired or used by Consultant during its engagement by the Client, Confidential information, knowledge or data of the Client and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by Consultant or its representatives.

5	INDEPENDENT CONTRACTOR

5.1 In his performance hereunder, Consultant and his agents shall be independent contractors. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant, and shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to Consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee. It is further understood and agreed that Consultant’s compensation under this Agreement is not for any capital raising or stock promotion or support.

6.	MISCELLANEOUS PROVISIONS

6.1	Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Consultant and Client,

6.2
Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

6.3
Binding Effect. All obligations of Client under this Agreement shall be binding upon, and fully enforceable against, Client, its agents, officers, directors, successors, assigns, affiliates and purchasers.

6.3
Governing Law; Venue. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of law doctrine. Client and Consultant agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be Houston, Texas.

6.4
Attorneys’ Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

6.5	Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

6.6
Facsimile Signatures. The Parties hereto agree that this Agreement may be executed by facsimile signatures and such signature shall be deemed originals. The Parties further agree that within ten (10) days following the execution of this Agreement, they shall exchange original signature pages.

7. TERM/TERMINATION.

7.1
The Term of this Agreement (the “Term”) shall commence on the April 1, 2007 and shall continue until August 1, 2007. The parties to this Agreement agree that prior to 30 days before the end of the Term they will notify each other of their intent to extend this Agreement. If an extension is not agreed upon, the Agreement will terminate at the end of the Term. In the event that there is an extension and either party wishes to terminate the agreement, the terminating party will notify the other party of such intent at least 30 days prior to the date of termination.

a.	Early Termination With or Without Cause. Either party may terminate this Agreement with or without cause with 30 days advance written notice.

b.	Early Termination for Material Breach or Bankruptcy.
Notwithstanding the provisions of Section 7 above, either party may terminate this Agreement for the following:

i.
on or after the thirtieth (30th) day after such party gives the other party written notice of a material breach by such other party of any obligation hereunder unless such breach is cured within thirty (30) days following the breaching party’s receipt of such written notice. Neither party will be liable to the other party for damages of any kind resulting from any rightful termination of this Agreement as provided by this Section 7

ii. either party may terminate this Agreement upon written notice to the other if such other party: (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and , in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law.

8.	CLIENT REPRESENTATIONS, WARRANTS AND COVENANTS.

8.1	Client represents, warrants and covenants to the Consultant as follows:

Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions that are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client’s Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities that affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

Consultant makes no representations or warranties other than those contained within this Agreement.

9.	NOTICES.

9.1
Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Client: Gary F. Kimmons
M Power Entertainment, Inc
2602 Yorktown Place
Houston, TX 77056
Facsimile No: 832-565-9290

If to Consultant: Justin McCormack
15861 Seabec Circle
Pacific Palisades, California 90272
Facsimile No: (323) 964-6372

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

10.	COUNTERPARTS

10.1	This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.	PRELIMINARY STATEMENT

11.1	The Preliminary Statement is incorporated herein by this reference and made a material part of this Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

M Power Entertainment, Inc.

________________________________________________________
Gary F. Kimmons

Title: President

Date:	April 1, 2007

CONSULTANT:

________________________________________________________
Justin McCormack

Date:	April 1, 2007